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[S1 LETTERHEAD]                             [S1 LOGO]

                                                                    EXHIBIT 99.1
                                                                   -------------


CONTACTS:


Bob Zwerneman                                    Marcy Theobald
Vice President,                                  Investor Relations Manager
Investor Relations                               S1 Corporation
S1 Corporation                                   404-812-6254
404-812-6225                                     marcy.theobald@s1.com
bobz@s1.com

S1 CORPORATION REPORTS RECORD FIRST QUARTER 2000 RESULTS

HIGHLIGHTS:

-     FIRST QUARTER 2000 REVENUES INCREASED 320% OVER FIRST QUARTER 1999.

-     GROSS MARGINS IMPROVED 271% OVER FIRST QUARTER 1999.

- EXCLUDING MERGER-RELATED COSTS AND OTHER NON-CASH CHARGES, EBITDA TOTALED ($17.7) MILLION OR ($0.35) PER SHARE IN Q100.

- S1 DATA CENTER END USERS TOTALED 412,000 AT THE END OF MARCH 2000, UP 311% OVER FIRST QUARTER 1999 AND UP 82% OVER FOURTH QUARTER 1999.

-     GLOBAL INTEGRATION OF ACQUISITIONS ACCELERATED DURING Q100.

-     CASH AND INVESTMENT SECURITIES OF $121.5 MILLION AT END OF QUARTER.

         ATLANTA, MAY 2, 2000 - S1 Corporation (NASDAQ:SONE), a leading provider of Internet-based solutions for the financial services industry, reported revenues of $50.4 million for the quarter ended March 31, 2000, a 320% increase over the $12.0 million recorded for the quarter ended March 31, 1999. Excluding merger-related and non-cash charges, the Company posted an EBITDA (earnings before interest, taxes, depreciation and amortization) loss of $17.7 million or $0.35 per share. The net loss for the quarter, which included $35.1 million of gains on the sales of investment securities, totaled $75.2 million or $1.49 per share.

         "The state of our business has never been more exciting or full of opportunity," stated James S. Mahan III, CEO of S1 Corporation. "Exactly at the time when the financial services world has embraced the Internet as a strategic means to enhance their businesses, S1 has emerged as a leading provider that offers fully-scalable solutions that span various lines of business, market segments and delivery channels. Albeit a welcomed challenge, our global sales teams are inundated with opportunities, and we are gaining tremendous traction



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in Asia and Europe, mirroring the successes we are seeing in the U.S. with financial institution customers of all sizes."

         "Marking the first full quarter of operations as S1 Corporation, our first quarter results reflect a combination of new and old customer contracts melded with disparate business models," added Daniel H. Drechsel, S1's COO. "We knew going into 2000 that our first consolidated quarter would be the most challenging given that we had to redefine the business models of Edify and FICS. We are pleased that we have maintained strict discipline in framing new customer contracts around S1's recurring revenue model. We firmly believe this approach will lead to incremental financial results in the years ahead."

         Software license revenues in the first quarter were $10.7 million, or 364% higher the prior year quarter. Professional services revenues increased to $34.4 million in the first quarter 2000, a 345% increase over the prior year quarter.

         Data Center revenues of $3.5 million in the first quarter were 127% above the first quarter 1999. The Company recorded an 82% quarterly sequential increase in the number of end users processed through the S1 Data Center and an increase of 311% over the first quarter 1999. A significant component of the increase in Data Center end users was attributable to one customer, which enabled approximately 100,000 of their customers on S1's software near the end of March. This increase in end users is part of an arrangement with the customer, which includes combined professional service and Data Center fees. As of March 31, 2000, the total number of end users was 412,000.

FINANCIAL SUMMARY:

(In thousands, except per share amounts)

                                FIRST QUARTER
                     -------------------------------------------
                                           2000                 1999
                                       ----------             -------
             Revenue                    $    50,369            $  12,000
             Direct Costs               $    32,351            $   7,119
                                          ---------             ---------
             Gross Margin               $    18,018            $   4,881
             EBITDA(1)                 ($    17,731)          ($   2,081)
             EBITDA per share(1)       ($      0.35)          ($    0.08)
             Net Loss                  ($    75,208)          ($   3,258)
             Loss per share            ($      1.49)          ($    0.13)
             Weighted average                50,456               24,698
             shares outstanding

(1) Excludes charges in the amounts of $93.1 million for Q100 and $1.4 million for Q199 respectively, for amortization of intangibles and other non-cash and merger-related charges.

         The Company's gross margin for the first quarter 2000 was $18.0 million, or 36% compared to 46% in the immediate prior quarter and 40% for the first quarter of 1999. The decline in the gross margin was due to higher professional services revenues which carried a 25% margin, offset by lower software licenses which were impacted as a result of changes in the business practices of the acquired companies. S1's Data


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Center margin was 4% in the first quarter 2000 compared to 2% in the fourth quarter of 1999. The Data Center gross margin was impacted by the inclusion of costs associated with the VerticalOne data center. Upon integration of the VerticalOne data center operation in the S1 Data Center, the duplicate costs will be eliminated.

         In the first quarter 2000, S1 incurred a net loss of $75.2 million, or $1.49 per share, compared to a net loss of $3.3 million, or $0.13 per share, for the first quarter 1999. The Company recorded gains on the sales of investment securities in the amount of $35.1 million or $.69 per share during the first quarter.

         At the end of the first quarter, the Company had cash on hand of $83.0 million and marketable securities of $38.5 million.

OPERATIONAL REVIEW

To date in 2000, S1 has entered into several strategic initiatives while making substantial in-roads in product development, global sales, integration, and the establishment of its overseas Hosting Services operations.

HIGHLIGHTS:

ACQUISITIONS

- S1 announced plans to acquire privately held Q UP Systems to strengthen its presence in the Windows NT-based, community financial services market. S1 also announced plans to acquire privately held Davidge Data Systems Corporation to facilitate rapid implementations of the S1 Consumer Investments application. Both transactions closed in the second quarter 2000.

STRATEGIC ALLIANCES

- S1 announced a global strategic alliance with IBM to deliver comprehensive e-business solutions to assist financial institutions in offering Internet-based corporate banking solutions, with plans to extend to other S1 products. S1 also established alliances with Financial Fusion to offer OFX capabilities and DotsConnect Corporation to add consumer self-service options for credit card services to its solutions.

PRODUCT UPDATE

- S1 released the Consumer Suite 5.1 and the Corporate Suite 5.1 to the marketplace and the first implementations are underway. In addition, the U.S. Department of Commerce's Patent and Trademark Office granted S1 Corporation U.S. Patent #6,023,684 for its three-tier financial transaction system.

VERTICALONE MILESTONES

- VerticalOne signed CNBC.com, OnMoney.com, FreeRealTime.com, YouDecide.com, WFN, Financial Network for Women, and Intrust Bank, which is its second financial institution win, to distribute its service. VerticalOne also released version 2.0 of its Personal



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     Account Aggregation. At the end of the first quarter 2000, VerticalOne had more than 100,000 accounts on its service.

DATA CENTER

-    S1's European Data Center is on track to open in the third quarter 2000.
     In addition, the first Asian S1/Andersen Consulting customer is live in the Singapore Data Center.

CUSTOMERS

- S1 had 23 new clients in production at March 31, 2000 and 90 customer projects are currently underway, including 73 implementation projects for 25 institutions and 17 new projects in the Data Center. In total, S1 had
     2.9 million end users worldwide at the end of the first quarter 2000.

EDIFY MILESTONES:

- In the first quarter 2000, Edify released its Internet and voice e-commerce solutions using wireless application protocol (WAP) technology, began its first WAP application installation at ANZ in Australia and received their first orders in China and Japan.

ABOUT S1 CORPORATION

         S1 (NASDAQ:SONE), the pioneer of Internet banking, is today's global provider of innovative Internet-based financial services solutions. S1 offers a broad range of applications that empower financial organizations to increase revenue, strengthen customer relationships and gain competitive advantage by meeting the evolving needs of their customers across various lines of business, market segments and delivery channels. Through its professional services organization, S1's applications can be implemented in-house or outsourced to the S1 Data Center. Additional information about S1 is available at http://www.s1.com.

                  The Company will hold a conference call to discuss first quarter 2000 results at 5:00 PM EST on May 2, 2000. Simultaneous to the call, management's presentation will be available on the Web at www.s1.com/Q1. S1 will also broadcast the call over the Internet at Vcall and Yahoo Finance. To listen to the conference call, go to Vcall:

- http://www.vcall.com/NASApp/VCall/EventPage?Accept=C&ID=16087

Or Yahoo Finance:

- http://webevents.broadcast.com/financecalls/event/index.asp?Earnings ID=857


                           FORWARD-LOOKING STATEMENTS

The statements contained in this release that are forward-looking are based on current expectations that are subject to a number of
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uncertainties and risks, and actual results may differ materially. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include, but are in no way limited to:

- the possibility that the anticipated benefits from our recent acquisition transactions will not be fully realized;

- the possibility that costs or difficulties related to our integration of recent acquisitions will be greater than expected;

- our dependence on the timely development, introduction and customs acceptance of new internet services;

- rapidly changing technology and shifting demand requirements and internet usage patterns;

- other risks and uncertainties, including the impact of competitive services, products and prices, the unsettled conditions in the internet and other high-technology industries and the ability to attract and retain key personnel; and

- other risk factors as may be detailed from time to time in our public announcements and filings with the SEC, including the Company's annual report on Form 10-K for the year ended December 31, 1999.

In addition, nothing in the press release should be viewed as an update or comment on earlier forward looking statements provided by S1 Corporation. As noted above, because actual results, performance or developments may differ materially from forward-looking statements, S1 will not update such statements over the course of future periods.


                                      # # #

                          3390 Peachtree Rd., Ste. 1700

                             Atlanta, Georgia 30326


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S1 CORPORATION

                             Selected Financial Data
                 (In thousands, except share and per share data)
                                   (Unaudited)

                                                       Three Months Ended
                                                           March 31,

                                                      2000           1999
    Revenues:

      Software licenses                                $10,719         $2,308
      Professional services                             34,382          7,722
      Data center                                        3,507          1,547
      Other                                              1,761            423
        Total revenues                                  50,369         12,000
    Direct costs:
      Software licenses                                  1,521            133
      Professional services                             25,884          4,955
      Data center                                        3,352          1,687
      Other                                              1,594            344
        Total direct costs                              32,351          7,119
        Gross margin                                    18,018          4,881
    Operating expenses:
      Selling and marketing                             11,406          1,079
      Product development                               14,992          4,321
      General and administrative                         9,351          1,562
      Depreciation and amortization                      3,404          1,194
      Stock option compensation expense                  1,125            107
      Marketing cost from warrant issued                 4,600            ---
      Merger related costs                               6,814            ---
      Acquired in-process research and development         ---            ---
      Amortization of intangibles                       77,127            103
        Total operating expenses                       128,819          8,366
        Operating loss                                (110,801)       (3,485)
    Interest and investment income                      35,593            227
    Net loss                                          $(75,208)      $(3,258)

    Net income (loss) per common share:
      Income (loss) per common share from
       continuing operations before amortization
       of intangibles, acquired in-process
       research and development, merger related
       costs, marketing cost from warrant issued,
       stock option compensation expense and
       one time charges                                  $0.29        $(0.13)
     Loss per common share from amortization of
      intangibles, acquired in-process research
      and development, merger related costs,
      marketing cost from warrant issued, stock
      option compensation expense and one time
      charges                                           $(1.78)       $--
     Net loss per common share                          $(1.49)       $(0.13)

  Weighted average common shares outstanding        50,456,210     24,698,334
  Common shares outstanding at end of period        51,163,353     25,076,292

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

                                                     March 31,      Dec.31,
                                                      2000           1999

    Cash                                             $83,001        $67,850
    Investment securities                             38,549         62,754
    Accounts receivable, net                          64,689         70,136
    Deferred revenue                                  27,649         29,752


                                S1 CORPORATION
                    Consolidated Statements of Operations
               (Dollars in thousands, except share, per share,
                       end-user and per end-user data)
                                 (Unaudited)

                   03/31/1999  06/30/1999  09/30/1999   12/31/1999   03/31/2000
    Revenues:
    Software
     licenses        $2,308     $2,330       $2,260      $12,152    $10,719
    Professional
     services         7,722     10,911       14,769       23,030     34,382
    Data center       1,547      2,044        2,072        3,195      3,507
    Other               423        390        5,698        2,039      1,761
    Total revenues   12,000     15,675       24,799       40,416     50,369
    Direct costs:
    Software licenses   133         99           99          311      1,521
    Professional
     services         4,955      6,431        8,480       16,461     25,884
    Data center       1,687      2,029        2,163        3,129      3,352
    Other               344        333        4,425        2,010      1,594
    Total direct
     costs            7,119      8,892       15,167       21,911     32,351
    Gross margin      4,881      6,783        9,632       18,505     18,018
    Operating expenses:
    Selling and
     marketing        1,079      1,174        1,153        8,763     11,406
    Product
     development      4,321      4,439        5,221       10,055     14,992
    General and
     administrative    1,562      2,132        3,291        6,928      9,351
    Depreciation
     and amortization 1,194      1,267        1,465        2,998      3,404
    Stock option
     compensation
     expense            107        107          107          797      1,125
    Marketing cost
     from warrant
     issued             ---        ---          ---          715      4,600
    Merger related
     costs              ---        250        1,851        6,643      6,814
    Acquired in-process
     research and
     development        ---        ---          ---       59,300         --

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
    Amortization of
    intangibles                                                         103         103          ---       40,000       77,127
    Total operating
     expenses                                                         8,366       9,472       13,088      136,199      128,819
    Operating loss                                                   (3,485)     (2,689)      (3,456)    (117,694)    (110,801)
    Interest and
    investment income                                                   227         527          777          706       35,593
    Net loss                                                        $(3,258)    $(2,162)     $(2,679)   $(116,988)    $(75,208)
    EBITDA (excluding
     acquired in-process research and development)                  $(2,188)    $(1,319)     $(1,991)    $(15,396)    $(30,270)
    EBITDA (1)                                                      $(2,081)    $  (962)       $ (33)     $(7,241)    $(17,731)
    EBITDA per share (1)                                             $(0.08)     $(0.04)      $(0.00)      $(0.19)      $(0.35)
    Net loss per common share:
      Loss per common share from continuing
       operations before amortization of intangibles,
       acquired in-process research and development, merger
       related costs, marketing cost from warrant issued,
       stock option compensation expense and one time charges        $(0.13)     $(0.07)      $(0.03)      $(0.25)       $0.29
    Loss per common share from amortization of intangibles,
      acquired in-process research and development, merger
      related costs, marketing costs from warrant issued,
      stock option compensation expense and one time
      charges                                                           ---       (0.01)       (0.07)       (2.80)       (1.78)
    Net loss per common share                                        $(0.13)     $(0.08)      $(0.10)      $(3.05)      $(1.49)

    Weighted average common shares outstanding                   24,698,334  26,051,942   27,628,446   38,339,221   50,456,210
    Common shares outstanding at end of period                   25,076,292  27,557,074   27,701,489   48,831,243   51,163,353

    Gross margin percentages:
    Software licenses                                                $2,175      $2,231       $2,161      $11,841       $9,198
     Percentage                                                          94%         96%          96%          97%          86%
    Professional services                                            $2,767      $4,480       $6,289       $6,569       $8,498
     Percentage                                                          36%         41%          43%          29%          25%
    Data center                                                       $(140)        $15         $(91)         $66         $155
     Percentage                                                          (9%)         1%          (4%)          2%           4%
    Gross margin before other revenue                                $4,802      $6,726       $8,359      $18,476      $17,851
     Percentage                                                          41%         44%          44%          48%          37%
    Other                                                               $79         $57       $1,273          $29         $167

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
     Percentage              19%         15%          22%           1%          9%
    Total gross
     margin              $4,881      $6,783       $9,632      $18,505      $18,018
     Percentage              40%         43%          39%          46%         36%

    Data center
     revenue per
     quarterly
     average
     end-users           $15.99      $18.34       $14.52       $15.45       $12.43

    Number of data
     center
     end-users          100,200     114,500      163,000      226,000      412,000

    Number of data
     center end-user
     accounts           161,000     181,000      254,000      347,000      570,000


    (1) Excludes merger related charges, non-cash stock option compensation expense and non-cash marketing expense.

SOURCE: S1 Corporation